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Exhibit 4.6

         TRANSCANADA TRUST

DECLARATION OF TRUST

MADE BY
VALIANT TRUST COMPANY
AS SETTLOR AND TRUSTEE

Dated as of September 16th, 2014

		Page
ARTICLE 13 AMENDMENTS		27
13.1	Automatic Amendment	27
13.2	Amendments by Unitholders	27
13.3	Amendments by Trustee	27
13.4	Supplemental Declarations of Trust	27
ARTICLE 14 TERMINATION		27
14.1	Termination	27
14.2	Procedure on Termination	28
14.3	Provisions of the Trustee on Termination	28
14.4	Distribution of Trust Assets	28
14.5	Units Rank Pari Passu	28
14.6	Determination of Value	28
14.7	Further Notice to Unitholders	28
14.8	Responsibility of Trustee During Winding-Up	29
14.9	Survival	29
ARTICLE 15 NOTICES		29
15.1	Notice to Unitholders	29
15.2	Notice to the Trustee	29
15.3	Mail Service Interruption	29
ARTICLE 16 POWER TO CHANGE GOVERNING LAW		30
16.1	General	30
SCHEDULE A		1

 DECLARATION OF TRUST

        DECLARATION OF TRUST, dated as of September 16th, 2014, made by Valiant Trust Company as Settlor and Trustee;

        WHEREAS Valiant Trust Company, in its capacity as settlor and trustee, has determined to establish a trust to be known as "TransCanada Trust", for the purposes of carrying on the activities described in this Declaration of Trust in order to produce net income for the Unitholders as beneficiaries of the Trust;

        NOW, THEREFORE, Valiant Trust Company, in its capacity as trustee, hereby declares that it holds in trust, as trustee, the sum of one thousand U.S. dollars (U.S.$1,000) and all property of every nature and kind which it may acquire in its capacity as trustee of the Trust, and all income, profits and gains which at any time may be derived from the Trust's property, for the benefit of the Unitholders, in accordance with and subject to the provisions of this Declaration of Trust.

ARTICLE 1

INTERPRETATION

1.1
Definitions

  In this Declaration of Trust:

  "Administration Agreement" means the Administration Agreement dated as of September 16th, 2014 between the Trust and TCPL, as Administrative Agent (as it may be amended or restated from time to time), under which TCPL has agreed to serve as Administrative Agent to the Trust.

  "Administrative Agent" means TCPL, in its capacity as administrative agent to the Trust under the Administration Agreement, or any successor to TCPL that may become administrative agent to the Trust in accordance with the Administration Agreement.

  "Affiliate" means, in respect of any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person; provided that the Trust and TCPL and its Affiliates shall be Affiliates for so long as TCPL and/or its Affiliates hold at least a majority of the voting trust units of the Trust. For the purposes of this definition, a Person will be deemed to be "controlled by" another Person if such other Person possesses directly, or indirectly, power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

  "Assignment and Set-Off Agreements" mean the agreements that may be entered into from time to time among TCPL, the Trust and an Indenture Trustee, and such other Persons as may be party thereto, in connection with offerings of Trust Notes providing for the investment of cash interest on the Trust Notes in preferred shares of TCPL in certain circumstances.

  "Business Day" means a day on which TCPL and the Trustee are open for business in the City of Calgary, Alberta, other than a Saturday, Sunday or a statutory or civic holiday in the City of Calgary, Alberta.

  "CDS" means CDS Clearing and Depository Services Inc. and its nominees or any successor to CDS carrying on the business of a depository.

  "Clearing Agency Agreement" means any agreement, acknowledgment, letter of representation or other instrument provided by the Trust to a Clearing Agency with respect to clearing, settlement and/or other procedures under the book-entry system.

  "Clearing Agency" means a clearing agency that may be selected by the Trust to act as clearing agency and/or depository for particular Trust Notes, which may, for greater certainty, be CDS or DTC.

  "Credit Agreements" means the credit agreements that may be entered into from time to time between TCPL, or an Affiliate thereof, as lender, and the Trust, as borrower, in connection with offerings of Trust Notes or otherwise.

  "Declaration of Trust" means this Declaration of Trust, including the recitals and schedule (as it may be amended, restated or supplemented from time to time); and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Declaration of Trust in its entirety and each schedule, and not to any particular Article, section, subsection or other part of this Declaration of Trust.

  "Definitive Units" means certificates representing the Units in the form designated by the Trustee in accordance with this Declaration of Trust.

  "Distribution Date" means the last day in December of each year, commencing December 31, 2014.

  "DTC" means The Depository Trust Company and its nominees or any successor to DTC.

  "Holder" or "Unitholder" means the Person in whose name a Unit is registered in a register kept at the principal office of the Trustee or the Trust in the City of Calgary, Alberta.

  "Income of the Trust" has the meaning given to it in section 5.3.

  "Indenture Trustee" means a trustee, pursuant to a Trust Indenture, in its capacity as trustee under a Trust Indenture.

  "Interest Payment Date" means a date on which interest on any outstanding Trust Notes is payable to Noteholders.

  "Net Distributable Funds" means, in respect of any Distribution Date, the amount determined by the Trust in the manner provided in section 5.1.

  "Noteholders" means the holders of Trust Notes.

  "Person" is to be broadly interpreted and includes an individual, a corporation, a limited liability company, an unlimited liability company, a limited or general partnership, a trust, an unincorporated organization, a joint venture and any other organization, whether or not a legal entity, a government of a country or any political subdivision of a country or any agency or department of any such government and the executors, administrators or other legal representatives of a Person in such capacity.

  "Share Exchange Agreements" mean the agreements that may be entered into from time to time among TCPL, the Trust and an Indenture Trustee, and such other Persons who may be party thereto, in connection with offerings of Trust Notes providing for, among other things, the right to be issued preferred shares of TCPL in certain circumstances.

  "Subscription Agreements" means each subscription agreement that may be entered into from time to time between TCPL or any of its Affiliates, as subscriber, and the Trust, as issuer, providing for the subscription by TCPL or such Affiliate for Units.

  "Tax Act" means the Income Tax Act (Canada).

  "Taxation Year" means, in respect of 2014, the financial period from and including the date the Trust was established, to and including December 31, 2014, and thereafter the financial period from and including January 1 to and including December 31 in each year.

  "TCPL" means TransCanada PipeLines Limited and its successors and assigns.

  "TCPL Sub Note Purchase Agreements" means the note purchase agreements that may be entered into from time to time between TCPL and the Trust providing for the purchase by the Trust of TCPL Sub Notes.

  "TCPL Sub Notes" means the junior subordinated unsecured notes of TCPL that may be issued from time to time in connection with offerings of Trust Notes and constituting a Trust Asset.

  "Termination Date" has the meaning given to it in section 14.1.

  "Trust" means the open-end unit trust established by this Declaration of Trust, known on the date hereof as "TransCanada Trust".

  "Trust Activities" means the activities of the Trust described in section 2.3.

  "Trust Assets" means the cash, securities (including TCPL Sub Notes) and other property held by the Trustee on behalf of the Trust and all income, profit and gains which may be derived from the Trust Assets or accrued on the Trust Assets (but not yet paid or distributed by the Trust) from time to time.

  "Trust Indenture" means any trust indenture between the Trust and an Indenture Trustee, and any indentures supplemental thereto entered into among the Trust, an Indenture Trustee and such other Persons as may be party thereto, in connection with offerings of Trust Notes by the Trust (as they may be amended, restated or supplemented from time to time).

  "Trust Notes" means the subordinated unsecured debt securities of the Trust that may be issued from time to time under a Trust Indenture.

  "Trustee" means Valiant Trust Company, a trust company existing under the laws of Canada, in its capacity as trustee of the Trust, and its successors, including any successor to it which may become trustee of the Trust in accordance with section 7.4.

  "Unitholder" has the meaning given to it above at "Holder".

  "Units" has the meaning given to it in section 3.1.

1.2
Gender and Number

        Unless the context otherwise requires, words importing the singular number only include the plural and vice versa, and words importing gender include all genders.

1.3
Headings

        The inclusion of headings and a table of contents is for convenience of reference only and does not affect the construction or interpretation of this Declaration of Trust.

1.4
References to Statutes

        Unless expressly stated otherwise, reference to any statute will be deemed to be a reference to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and to include any statute which may be enacted in substitution of that statute.

1.5
Governing Law

        Subject to section 16.1, this Declaration of Trust will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.6
Unitholder Rights

        Unitholders will not have any rights with respect to the Trust or the Trust Assets other than those rights to which they are expressly entitled in this Declaration of Trust.

1.7
Invalidity of Provisions

        Except for any provision which is fundamental to the subject matter of this Declaration of Trust (including those that relate to the payment of money), the invalidity or unenforceability of any provision of this Declaration of Trust will not affect the validity or enforceability of any other provision and any invalid or unenforceable provision will be deemed to be severable.

1.8
References to Acts of the Trust

        For greater certainty, where any reference is made in this Declaration of Trust, or in any other instrument to which the Trust or the Trustee, as trustee of the Trust, is a party, to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, a suit or proceeding to be taken by or against, or a covenant, representation or warranty by or with respect to the Trust or the Trustee, that reference will be construed and applied for all purposes as if it referred to an act to be performed by, an appointment to be made by, an obligation or liability of, an asset or right of, a discharge or release to be provided by, a suit or proceeding taken by or against, or a covenant, representation or warranty (other than those relating to the constitution or existence of the Trust) by or with respect to, the Trustee solely in its capacity as trustee of the Trust.

1.9
Schedule

        The following Schedule is attached to and forms part of this Declaration of Trust:

        Schedule A—Form of Voting Trust Units

ARTICLE 2

THE TRUST

2.1
Establishment and Settlement of the Trust

        The Trust is hereby established and settled by the Trustee which hereby declares that it holds in trust, as trustee, the sum of one thousand U.S. dollars (U.S.$1,000) and all property of every nature and kind which it may acquire in its capacity as trustee of the Trust, and all income, profits and gains which at any time may be derived from the Trust's property, for the benefit of the Unitholders, in accordance with and subject to the provisions of this Declaration of Trust. The Trust will be known as "TransCanada Trust", or by such other name as the Trustee may determine from time to time to be necessary or appropriate. Should the Trustee determine that the use of any such name is not practicable, lawful or convenient, the Trustee may use such other designation or adopt such other name for the Trust as the Trustee deems appropriate and the Trust Assets may be held and the affairs and business of the Trust conducted under any such name.

2.2
Head Office

        The head office and situs of the administration of the Trust will be at 450 – 1st Street S.W., Calgary, Alberta, T2P 5H1, or at such other place in Canada as the Trustee may determine from time to time to be necessary or desirable. The Trust may have such other offices and places of administration within Canada as the Trustee may determine from time to time are necessary or desirable.

2.3
Objective of the Trust

        The objective of the Trust is to acquire, hold and reinvest Trust Assets to generate income for payment of principal, interest, redemption price, if any, and any other amount on its debt securities, including its Trust Notes, and distribute its Net Distributable Funds, if any, to Unitholders according and subject to this Declaration of Trust.

2.4
Ownership of Trust Assets

        The Trustee in its capacity as trustee and on behalf of the Unitholders will have sole legal title to the Trust Assets. The Trustee will have the sole right to conduct the affairs and business of the Trust and the Unitholders will not have any interest in the Trust Assets, other than the beneficial interest conferred by their Units under this Declaration of Trust. The Unitholders will not have any right to call for any partition or division of any part of the Trust Assets nor can they be called on to pay for, contribute toward or assume any losses of the Trust or, except as expressly provided in this Declaration of Trust or in the Subscription Agreements, to offer an assessment or further payment to the Trust or the Trustee of any kind by virtue of their ownership of Units. The Trust Assets will be considered at all times as property held in trust by the Trustee, as trustee of the Trust, according and subject to this Declaration of Trust. The Trustee will be entitled to exercise, in its discretion, all rights and powers of an owner of the Trust Assets, including the power to enter into all agreements which it deems necessary on behalf of the Trust. Despite the foregoing, the Trustee will have the power to cause any and all Trust Assets to be held by or registered in the name of any Person on such terms and in such manner as the Trustee may determine and with or without disclosure that the Trust has an interest in the Trust Assets.

2.5
Binding Effect

        Each Unitholder and all Persons claiming through the Unitholder will be bound by the terms and conditions of this Declaration of Trust and any supplement to it as if each of them were a party to this Declaration of Trust.

2.6
Legal Character of the Trust

        The Trust will, at all times, be an open-end "unit trust" within the meaning of the Tax Act and the Trust Assets will be segregated and not commingled with the money and investments of any other Person. The Trust will be governed by this Declaration of Trust which will form the constating document of the Trust. The relationship of the Unitholders to each other, to the Trustee and to Trust Assets will be solely the relationship that arises from their capacity as beneficiaries of a trust in accordance with the rights conferred on the Unitholders under this Declaration of Trust. For greater certainty, the relationship of the Trustee to any Unitholder and the relationship of one Unitholder to another is not and will not be treated as that of principal and agent, partners or joint venturers or as members of a society, association, limited partnership or corporation or that of shareholders of a corporation or other joint stock company, but will be that which arises from the trust relationship as provided for in this Declaration of Trust with each Unitholder being a beneficiary of the Trust with no relationship, contractual or otherwise, to any other Unitholder except that which arises from their capacities as beneficiaries under a trust. For greater certainty, the Trustee will not be nor be deemed to be the agent of the Unitholders. The beneficial interest of a Unitholder in the Trust will be limited to the right to participate to the extent of the Unitholder's entitlement (if any) to distributions as provided for in this Declaration of Trust (including the proceeds of liquidation of Trust Assets on termination of the Trust) and to exercise any rights conferred on the Unitholders by this Declaration of Trust. No Unitholder will have or be deemed to have legal title or ownership in any property of the Trust.

2.7
Limitation on Authority of Unitholders

        No Unitholder, in the capacity of a Unitholder, may take part in the control or the affairs and business of the Trust nor will any Unitholder in that capacity have any power to sign for or bind the Trust. The rights of the Unitholders will be limited to the right to receive distributions (if any) as provided for in this Declaration of Trust and the right to attend meetings and vote, sign resolutions and give directions to the Trustee, all as provided in this Declaration of Trust.

ARTICLE 3

DESCRIPTION, CREATION AND ISSUE OF UNITS

3.1
Description and Creation of Units

        The beneficial interest in the Trust will be divided into an unlimited number of units designated as "Voting Trust Units" (referred to herein as the "Units"), each with a face amount and issue price of U.S.$1,000. The Trustee may authorize the issuance of Units on such terms as the Trustee may determine. All Units will be identical in all respects except for the date of issue. All Units created and issued by the Trustee under this Declaration of Trust will in all respects be entitled, equally and rateably with all other Units, to the benefits of this Declaration of Trust and any related instrument supplemental to this Declaration of Trust without preference, priority or distinction on account of the actual time or times of creation and delivery, all in accordance with the terms and provisions of this Declaration of Trust and any related instrument supplemental to this Declaration of Trust.

3.2
Units are Personal Property

        The Units will be personal property and moveable property for all purposes of the Trust.

3.3
Rights Attaching to Units

        The rights attaching to all Units are as set out in this Declaration of Trust.

3.4
Fractional Units

        Units may not be issued in fractions.

3.5
Issue of Units

        The Trustee may allot and issue Units at such time or times and in such manner and for such consideration, whether in cash or in kind or fully paid or partially paid, and to such Persons as the Trustee may determine, provided that any such Person is a "taxable Canadian corporation" as defined in subsections 89(1) and 248(1) of the Tax Act and such Person is required to notify the Trustee of any change in such status. Each Unit will be deemed to be outstanding when the subscription price, or if any Unit is issued as partially paid, when the initial subscription price, for the Unit has been received, whether in cash or in kind, in accordance with the agreement between the Trust and the Holder of such Units pursuant to which the Units are issued or sold. Subscriptions for Units must be in writing and may be contained in such underwriting, agency, subscription or other agreement as the Trust may determine from time to time.

3.6
Right to Reject Subscriptions

        The Trust, at its sole discretion, will be entitled to accept or reject subscriptions for purchases of Units at any time in whole or in part.

3.7
Priorities

        No Unit will have any preference, conversion, exchange or pre-emptive right over any other Unit.

3.8
Subdivision or Consolidation

        The Units may be consolidated or subdivided in such manner and at such time or times as the Trust may determine, but no such consolidation or subdivision may increase or reduce the proportionate interest of any Unitholder in the Trust Assets or in the Net Distributable Funds or the voting rights (if any) of any Unitholder relative to those of any other Unitholder.

3.9
Voting

        The Units will be voting in all circumstances.

3.10
Certificates for Units and Registrar

        The Units will be issued as Definitive Units. The form of certificate evidencing the Units will be substantially in the form of Schedule A or in such form as the Trustee or the Administrative Agent may approve from time to time. The Trustee may act as registrar for the Units or may delegate such duties to the Administrative Agent or another Person.

3.11
Person Entitled

        The Person registered as a Unitholder on a register kept by or on behalf of the Trust will be treated as the Holder and owner of such Unit for all purposes, including payment of any distribution and delivery of property, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders.

3.12
Successors of Unitholders

        Any Person becoming entitled to any Units as a consequence of the death, bankruptcy or incompetence of any Unitholder or otherwise by operation of law, will be entitled to be registered as the Holder of such Units on production of evidence of such entitlement satisfactory to the Trustee and, if the Trustee so requests, an opinion of legal counsel satisfactory to the Trustee that such registration will not violate any applicable securities or other laws. Until such Person is registered as the Unitholder, the Unitholder of record will continue to be and be deemed to be the Holder of such Units for all purposes of this Declaration of Trust whether or not the Trustee has actual or other notice of such death, bankruptcy, incompetence or other event.

3.13
Units Held Jointly or in a Fiduciary Capacity

        Two or more Persons holding any Units as joint owners of the entire interest in those Units may be treated as joint owners of those Units unless their ownership is expressly recorded otherwise on the register of units, but no entry will be made in the register or on any certificate that any Person is entitled in any other manner to any future, limited or contingent interest in any Units; however, any Person recorded as a Unitholder may be described in the register or on any certificate, subject to the provisions of this Article, as a fiduciary of any kind and any customary words may be added to the description of the Holder to identify the nature of such fiduciary relationship.

3.14
Performance of Trust

        The Trustee, the Unitholders and any of their respective directors, officers or agents will not be bound to see to the performance of any trust, express, implied or constructive, or of any charge, pledge, security interest, or equity to which any of the Units or any interest in the Units is or may be subject, or to ascertain or enquire whether any sale or transfer of any Units or interest in the Units by any Unitholder or by his or her personal representatives is authorized by such trust, charge, pledge, security interest, or equity, or to recognize any Person as having any interest in the Units except for the Person recorded as the Unitholder.

3.15
Lost Certificates

        If any certificate for Units is lost, stolen, destroyed or mutilated, the Trustee may authorize the issuance of a new certificate for the same number of Units in lieu of the certificate lost, stolen, destroyed or mutilated. The Trustee, in its discretion, before the issuance of such new certificate, may require the owner of the lost, stolen, destroyed or mutilated certificate or the legal representative of the owner to provide an affidavit or statutory declaration setting out such facts as to the loss, theft, destruction or mutilation as the Trustee may require. It may also require the applicant, at the expense of the applicant, to supply to the Trust a "lost certificate bond" or a similar bond in an amount and form satisfactory to the Trustee, in its discretion, and in accordance with standard industry practice as the Trustee may direct indemnifying the Trust, the Trustee and their respective agents for so doing. The Trustee will have the power, but will not be obligated, to require from an insurer a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated certificates. The Trustee will pay all premiums and other amounts payable for such purpose out of the Trust Assets with such contribution (if any) by those insured as the Trustee may determine. If a blanket lost security bond is required, the Trustee may authorize and direct (on such terms and conditions as the Trustee may impose from time to time) any agent to whom the indemnity of such bond extends to take such action to replace any lost, stolen, destroyed or mutilated certificate without further action or approval by the Trustee. The applicant shall pay all expenses incidental to the issuance of any such new certificate.

3.16
Death or Insolvency of a Unitholder

        The death or insolvency of a Unitholder during the continuance of the Trust will not terminate the Trust or any of the mutual or respective rights and obligations created by or arising under this Declaration of Trust nor give that Unitholder's personal representatives, trustee or liquidator a right to an accounting or to take any action in court or otherwise against other Unitholders or the Trustee or the Trust Assets.

3.17
Unclaimed Interest or Distribution

        If the Trustee holds any amount or other distributable property which is unclaimed or which cannot be paid for any reason, including any such amount payable to any of the Unitholders under Article 11, the Trustee will not be under any obligation to invest or reinvest the property, but will be obligated only to hold the property in a current or other non-interest-bearing account pending payment to the Person or Persons entitled to the property. The Trustee, as and when required by law, will pay, and at any time prior to such required time, may pay, all or part of such interest or other distributable amount so held to the public trustee of the Province of Alberta (or other appropriate government official or agency) whose receipt will be a good discharge and release of the Trustee.

3.18
Execution of Units

        The Trustee on behalf of the Trust, or the Administrative Agent on its behalf, will execute certificates evidencing Units as provided in section 7.20.

ARTICLE 4

MISCELLANEOUS REDEMPTION AND EXCHANGE

4.1
Redemption by Trust

        Subject to compliance with applicable laws, the Trust, with the prior consent of the Unitholders, may redeem the Units in part at any time at the fair market value, as determined by the Trustee, of each Unit to be redeemed. Subject to compliance with applicable laws, the Trust, with the prior written consent of the Unitholders, may redeem all the Units at any time at the fair market value, as determined by the Trustee, of each Unit to be redeemed, provided that, at the time of redemption, there are no Trust Notes outstanding and held by any Person other than TCPL or any of its Affiliates.

4.2
Redemption by Unitholders

        Subject to compliance with applicable laws, a Unitholder shall be entitled to require the Trust to redeem the Units held by such Unitholder at any time at the fair market value, as determined by the Trustee, of each Unit to be redeemed, provided that if at the time of redemption there are Trust Notes outstanding and held by any Person other than TCPL or any of its Affiliates and such redemption would have resulted in all of the issued Units being redeemed, then a Unitholder will not be entitled to require all of its Units to be redeemed but will be required to retain one Unit.

ARTICLE 5

DISTRIBUTIONS TO UNITHOLDERS

5.1
Net Distributable Funds

        The Trust will determine an amount in respect of each Distribution Date in a Taxation Year which will be the sum of the Income of the Trust and the non-taxable portion of realized capital gains for such Taxation Year less the amount of tax determined to be payable by the Trust for such Taxation Year on its "non-portfolio earnings" (as defined in the Tax Act), if any.

5.2
Distributions of Net Distributable Funds

        On each Distribution Date and to the extent of the Net Distributable Funds determined by the Trust in respect of such Distribution Date, the Net Distributable Funds will be due and payable to the Unitholders on such Distribution Date on a pro rata basis, and shall be paid by the Trust on a pro rata basis to the Unitholders. If a Distribution Date does not fall on a Business Day, then the Net Distributable Funds shall be paid by the Trust on the Business Day immediately following such Distribution Date.

5.3
Computation of Trust Income

        Where required under this Declaration of Trust or for the purposes of the Tax Act, the Trust will determine the income of the Trust, including any net taxable capital gains (the "Income of the Trust"), and the non-taxable portion of realized capital gains for each Taxation Year of the Trust in accordance with the provisions of the Tax Act (but without regard to paragraph 82(1)(b) and subsection 104(6) of the Tax Act) regarding the calculation of income for the purposes of determining the "taxable income" of the Trust under the Tax Act.

5.4
Tax Liability for Trust

        It is intended that all the Income of the Trust and the non-taxable portion of realized capital gains for each Taxation Year be distributed to Unitholders in respect of the Taxation Year so that, but for any tax payable by the Trust on any "non-portfolio earnings" (as defined in the Tax Act), the Trust is not liable for income tax under Part I of the Tax Act for the Taxation Year. To this end, and without limiting the generality of the foregoing, from time to time in each Taxation Year the Trust will borrow funds under the Credit Agreements, as are necessary to ensure that in such Taxation Year the Trust will have, in aggregate, cash available for distribution at each Distribution Date that equals the Income of the Trust (and the non-taxable portion of realized capital gains) less the amount of any tax determined to be payable by the Trust for such Taxation Year, if any, and cash to pay the amount of such tax, if any. If there is any change in the treatment under the Tax Act of the Income of the Trust for a Taxation Year which would frustrate this intention, then, notwithstanding any provision of this Declaration of Trust, and without notice to or the vote or assent of the Unitholders or any supplement or amendment to this Declaration of Trust, the Trust may alter the method of distribution for the purpose of minimizing the taxes payable by the Trust and/or the Unitholders, provided that no such alteration is prejudicial to Unitholders.

5.5
Distributions to Unitholders

        The Trust will pay the Income of the Trust (including net taxable capital gains) and the related non-taxable portion of realized capital gains (if any) for each Taxation Year, less the amount of tax determined to be payable by the Trust, if any, to the Unitholders, on each Distribution Date, to the same extent, at the same time and in the same manner as, but without duplication of, distributions on the Units payable to such Holders on each Distribution Date in accordance with section 5.2.

5.6
Non-taxable Portion of Capital Gains

        For greater certainty, where net taxable capital gains of the Trust for a Taxation Year or part of a Taxation Year become payable by the Trust to Unitholders in the Taxation Year in accordance with section 5.2 or 5.5, the related non-taxable portion of the capital gain will become due and payable to the Unitholders at the same time and manner as such net taxable capital gains or part of such net taxable capital gains.

5.7
Character of Distributions

        To the extent permitted under the Tax Act, it is intended that the character of the Income of the Trust be maintained when it is distributed to Unitholders. The Trustee, in its absolute discretion, may designate the proportion of the amounts due and payable to Unitholders which is attributable to net taxable capital gains, dividends, foreign source income or such other source or sources of income as may be received by the Trust and may make such other designations for tax purposes in respect of distributions as the Trustee considers advisable or appropriate.

ARTICLE 6

UNITHOLDERS

6.1
Limitation on Power of Unitholders

        Except as otherwise provided in this Declaration of Trust, no Unitholder or Unitholders will be entitled to interfere with or give any direction to the Trustee with respect to the affairs and business of the Trust or in connection with the exercise of any power or authority conferred on the Trustee under this Declaration of Trust, and all such powers and authorities will be exercised by the Trustee or its duly appointed agents or attorneys in its capacity as trustee and in accordance with the standard of care set out in section 7.18.

6.2
Liability of Unitholders

        No Unitholder will incur or be subject to any liability in contract or in tort or of any other kind to any Person in connection with the Trust Assets or the obligations or the affairs and business of the Trust or with respect to any act performed by the Trustee or by any other Person pursuant to this Declaration of Trust or with respect to any act or omission of the Trustee or any other Person in the performance or exercise, or purported performance or exercise, of any obligation, power, discretion or authority conferred on the Trustee or such other Person under this Declaration of Trust or with respect to any transaction entered into by the Trustee or by any other Person pursuant to this Declaration of Trust, except in respect of any such act or omission which is taken or omitted to be taken at the direction of such Unitholder as provided in this Declaration of Trust in respect of which the Unitholders have expressly indemnified the Trustee in writing or in respect of which this Declaration of Trust provides for such indemnification of the Trustee by the Unitholders. No Unitholder will be liable to indemnify the Trustee or any other Person with respect to any such liability or liabilities incurred by the Trustee or by any such other Person or with respect to any taxes payable by the Trust or by the Trustee or any other Person on behalf of or in connection with the Trust. To the extent that any such liabilities of Unitholders may arise, they will be enforceable only against, and will be satisfied only out of, the Trust Assets and not out of any of the property of any Unitholder.

6.3
Indemnification of Unitholders

        If, contrary to the provisions of section 6.2, any Unitholder is held personally liable as such to any other Person in respect of any debt, liability or obligation incurred by or on behalf of the Trust, or any action taken on behalf of the Trust, such Unitholder will be entitled to indemnity and reimbursement out of the Trust Assets to the full extent of such liability and to the costs of any litigation or other proceedings in which such liability has been determined, including the reasonable fees and disbursements of counsel and any amount paid to settle an action or satisfy a judgment, but not from any other Unitholder or the property of any other Unitholder or from the Trustee in its personal capacity. The rights accruing to a Unitholder under this section will not exclude any other right to which such Unitholder may be lawfully entitled, nor will anything in this Declaration of Trust restrict the right of the Trustee to indemnify or reimburse a Unitholder out of the Trust Assets in any appropriate situation even though not specifically provided for in this Declaration of Trust but, for greater certainty, the Trustee will not have any liability to reimburse any Unitholder for taxes assessed against such Unitholder by reason of its ownership of Units, nor any liability for any losses suffered by reason of changes in the market value of investments forming part of the Trust Assets, and any right to indemnity or reimbursement of a Unitholder under this section will be subordinated in all respects to the Trustee's and Administrative Agent's rights of payment, reimbursement and indemnity under sections 7.6, 7.7, 7.8, 7.9, 7.10, 9.3 and 9.5, respectively, and to the liens of the Trustee and Administrative Agent under sections 7.11 and 9.6, respectively.

ARTICLE 7

THE TRUSTEE

7.1
Indefinite Term of Office

        The Trustee will hold office until the earlier of (i) the termination of the Trust in accordance with the terms of this Declaration of Trust, or (ii) its resignation or removal and the appointment of a successor Trustee pursuant to this Article.

7.2
Resignation

        Except as provided in Section 7.23, the Trustee may resign at any time after giving at least 60 days' prior written notice to the Unitholders and the Administrative Agent, but no such resignation will be effective until the appointment of a successor to the Trustee pursuant to section 7.4.

7.3
Removal

        The Unitholders may remove the Trustee at any time if (i) the Trustee becomes bankrupt or insolvent, (ii) the assets of the business of the Trustee become liable to seizure or confiscation by any public or governmental authority, (iii) the Trustee ceases to have the qualifications set out in sections 7.5 or 7.28, (iv) the Trustee has a conflict of interest that, in the opinion of the Unitholders, is seriously detrimental to the interests of the Trust and the Unitholders or (v) the Unitholders determine, acting reasonably, that the Trustee is otherwise incapable of performing its responsibilities under this Declaration of Trust. The removal of a Trustee under this section will not be effective until the appointment of a successor pursuant to section 7.4, unless the removal of the Trustee is due to the Trustee ceasing to have the qualifications set out in sections 7.5 or 7.28 in which case the removal of the Trustee shall be automatically effective on the date the Trustee ceases to satisfy any such qualifications and Unitholders shall immediately and in no case later than the next Interest Payment Date appoint a successor Trustee pursuant to section 7.4. No vacancy in the office of Trustee shall operate to annul or terminate this Declaration of Trust or affect the continuity of the Trust.

7.4
Appointment

        The Unitholders will appoint a successor to any Trustee who has resigned under section 7.2 or who has been removed under section 7.3. If no successor to a Trustee who has resigned under section 7.2 or who has been removed under section 7.3 has accepted an appointment under this section within 60 days after such notice of resignation or removal, as the case may be, the Trustee or the Administrative Agent or any Unitholders, at the expense of the Trust, may apply to a court of competent jurisdiction for an appointment of a successor to the Trustee.

7.5
Qualifications of Trustee

        No Person will be eligible to be appointed as a Trustee pursuant to section 7.4, or to continue to act as a Trustee at any time, other than a company incorporated under the laws of Canada or of a province or territory of Canada that, at such time, is resident in Canada for purposes of the Tax Act and is registered or licensed under the laws of Ontario (or the applicable laws of such other province or territory of Canada pursuant to Article 16) to carry on the business of a trust company.

7.6
Remuneration of the Trustee

        The Trustee, in its capacity as trustee of the Trust, will be entitled to such fees or other reasonable remuneration from the Trust Assets as is agreed from time to time by TCPL and the Trustee.

7.7
Payment of Remuneration

        Any fees or other remuneration payable to the Trustee under section 7.6 will be paid out of the Income of the Trust and, to the extent that the income is insufficient, out of the capital of the Trust Assets.

7.8
Costs and Expenses

        On or as soon as practicable after an offering of Trust Notes, the Trust, at its option, will pay out of the subscription proceeds for Units all costs and expenses incurred in respect of the preparation, organization and establishment of the Trust (to the extent not previously paid) and all costs and expenses related to the offering of the Trust Notes (including to the extent that the Trust is liable for them, the costs of creating and organizing the Trust, the costs of printing and preparing any registration statement, prospectus or similar document, legal expenses of the Trust, marketing expenses and other incidental expenses for which the Trust is liable). The Trust may enter into any arrangements in respect of the reimbursement of any such expenses. To the extent that the subscription proceeds for Units are less than any of the Trust's costs and expenses, subject to any such costs and expenses for which the Trust has received reimbursement, the Trust, at its option, will borrow under the Credit Agreements to pay or pay out of other Trust Assets such excess costs and expenses.

7.9
Other Expenses Payable by the Trust

        The Trust, at its option, will use the Credit Agreements to pay or pay out of the Trust Assets all administrative and operating expenses of the Trust, including mailing and printing expenses for periodic reports to Unitholders or Noteholders, if applicable, fees payable to the Trustee for acting as trustee of the Trust, fees payable to an Indenture Trustee for performing financial, recordkeeping, Noteholder reporting and general administrative services, fees payable to the auditors, valuators and legal advisors to the Trust, debt service fees (including setup, stand-by and commitment fees), ongoing regulatory filing fees and listing and other fees, any reasonable out-of-pocket expenses incurred by the Administrative Agent or its agents in connection with their ongoing obligations to the Trust, and any expenditures that may be incurred on the termination of the Trust.

7.10
Indemnification of Trustee

        In connection with the Trustee acting as trustee of the Trust under this Declaration of Trust, and in priority to any rights of the Administrative Agent or the Unitholders, the Trust will indemnify and save harmless the Trustee and its directors, officers, employees, representatives and agents at all times from and against all claims of any kind, including costs (including legal costs on a solicitor and client basis), charges, liabilities, losses, damages, penalties, actions, suits, demands, levies, disbursements and expenses in connection therewith, brought, commenced or prosecuted against it for or in respect of any act, deed, matter or thing of any kind made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee and also from and against all other costs (including legal costs on a solicitor and client basis), charges, liabilities, losses, damages, penalties, actions, suits, demands, levies, disbursements and expenses which it sustains or incurs in or about or in relation to the affairs and business of the Trust whether groundless or otherwise, except such as may be incurred as a result of the gross negligence, wilful misconduct, dishonesty or bad faith of the Trustee or breach by it of its standard of care as set out in section 7.18. Notwithstanding any other provisions of this Declaration of Trust, this indemnity will survive the removal or resignation of the Trustee, the termination of this Declaration of Trust and the termination of the Trust. Any claim made under this section will be satisfied only out of the Trust Assets and no Unitholder will be personally liable with respect to any claim for such indemnity or reimbursement.

7.11
Trustee's Lien

        The Trustee will have a first charge and lien on the Trust Assets to enforce payment of all amounts to which it is entitled under this Declaration of Trust, including the fees or other remuneration referred to in section 7.6 and the costs and expenses referred to in sections 7.8 and 7.9, and to enforce or satisfy its right to indemnification under section 7.10. Any such amounts will be payable first out of the Income of the Trust and, to the extent the income is insufficient, out of the capital of the Trust.

7.12
Bond Not Required

        Unless otherwise required by law, the Trustee will not be required to give any bond, surety or other security in any jurisdiction for the performance of its obligations under this Declaration of Trust.

7.13
Liability of Trustee

(a)
The Trustee will not be subject to any liability of any kind, in tort, contract or otherwise, in connection with the Trust Assets or the Trust Activities, to the Unitholders or to any other Person, for any action taken or permitted by it to be taken or for its failure to take any action, including the failure to compel in any way any former or acting Trustee to redress any breach of trust in respect of the execution of the duties of its office or in respect of the Trust Assets or the Trust Activities. This limitation will not apply in respect of any action or failure to act arising from or in connection with the gross negligence, willful misconduct, dishonesty or bad faith of the Trustee or breach by it of its standard of care set out in section 7.18. The Trustee, in doing anything or permitting anything to be done in respect of the execution of the duties of its office or in respect of the Trust Assets or the Trust Activities, is and will be conclusively deemed to be acting as trustee of the Trust and not in any other capacity. Except to the extent provided in this section, the Trustee will not be subject to any liability for any debts, liabilities, obligations, claims, demands, judgments, costs, charges or expenses against or with respect to the Trust, arising out of anything done or permitted by it to be done or its failure to take any action in respect of the execution of the duties of its office or for or in respect of the Trust Assets or the Trust Activities, and resort will be had solely to the Trust Assets for the payment or performance thereof. No property or assets of the Trustee, owned in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation under this Declaration of Trust.

(b)
Any written instrument creating an obligation of the Trust or the Trustee, will contain a provision to the effect that the obligations thereunder are not binding upon the Trustee except in its capacity as trustee of the Trust, nor will resort be had to the property of the Trustee except in its capacity as the Trustee, but that the Trust property or a specific portion thereof only will be bound, and may contain any further provisions which the Trustee may deem appropriate, but the omission of any such provisions will not operate to impose liability on the Trustee except as provided above.

(c)
The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Declaration of Trust and will only disburse funds to the extent that funds have been deposited with it.

(d)
In performing its duties and exercising its powers hereunder, the Trustee may rely and act or not act, and shall be fully protected in relying and acting or not acting, upon (1) any statement, telecopy or other electronic means of communication, writing, notice, resolution, report, opinion or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and (2) any opinion or advice received or information obtained from auditors, solicitors, or other professional advisers, whether retained by the Trustee or otherwise, and shall not be responsible or held liable for any loss or damage resulting from so relying or acting or not acting. For greater certainty, it shall not be necessary for the Trustee to ascertain whether or not the Persons who have executed, signed or otherwise issued, authenticated or receipted such papers, writings or documents have authority to do so or that they are the same Persons named therein or otherwise to pass upon any requirement of such papers, writing or documents that may be essential for their validity or effectiveness or upon the truth and acceptability.

7.14
Conflict of Interest

        Subject to section 7.21 and to the requirement that no information obtained by the Trustee with respect to the Trust and its investments will be disclosed to any Person, except to the extent that such disclosure is necessary or expedient for the purpose of the proper administration of the Trust or is otherwise authorized under this Declaration of Trust or required by law, in exercising its responsibilities, powers and authorities under this Declaration of Trust, the Trustee is authorized from time to time in its discretion to appoint, employ or deal with any Person, including itself and any Person with which it may be directly or indirectly affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and may purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held in the Trust Assets, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and may make investments in the securities or other property of any corporation with which or in which the Trustee may be directly or indirectly associated, affiliated or interested and the Trustee will not be liable to account to the Trust or to any Unitholder with respect to any loss to the Trust or in respect of any profit arising out of, or in connection with, the exercise of any authority conferred on the Trustee in this section.

7.15
Exclusion of Contractual Liability

        Any written instrument creating an obligation of the Trustee will be conclusively deemed to have been executed by the Trustee only in its capacity as Trustee. Any written instrument creating an obligation of the Trustee may contain a provision to the effect that the obligations under it are not binding on the Trustee except in its capacity as Trustee, nor will there be any resort to the property of the Trustee except in its capacity as Trustee, but that the Trust Assets or a specific part of them only will be bound, and may contain any further provisions which the Trustee may deem appropriate, but the omission of any such provision will not operate to impose liability on the Trustee except as previously set out.

        This Declaration of Trust will be deemed and construed for all purposes as if made by the Trustee in and only in its capacity as trustee of the Trust. Subject to the exceptions set out in this Declaration of Trust: (i) any liability, debt or obligation of the Trustee under this Declaration of Trust is non-recourse to the Trustee in its personal capacity and limited solely to the Trust Assets; (ii) no other property or assets of the Trustee, whether owned by it in its personal capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation under this Declaration of Trust; and (iii) no recourse may be had or taken, directly or indirectly, against the Trustee in its personal capacity or against any incorporator, shareholder, director, officer, representative, employee, agent or advisor of the Trustee or any predecessor or successor of the Trustee.

7.16
Reliance on Advice

        The Trustee may rely and act on any statement, report or opinion prepared by or any advice received from the Administrative Agent, auditors, counsel or other professional advisors of the Trust or independent auditors, counsel or professional advisors or experts retained by the Trustee or the

Administrative Agent in respect of its duties under the Trust and will not be responsible or held liable for any misconduct on the part of any of them or for any loss resulting from so relying or acting if the Trustee acted reasonably in relying on that statement, report or opinion and if the professional advisor was aware that the Trustee was receiving and relying on the advice in its capacity as Trustee. Such auditors, counsel or professional advisors or experts of the Trust may be such Persons as are retained by the Trustee, or by the Administrative Agent. The Trustee is entitled to rely and act on the genuineness and authenticity of any document in writing submitted to it that it in good faith believes to be genuine.

7.17
Trustee to Act as Trustee

        In the exercise or purported exercise of any of its powers under this Declaration of Trust and in the performance or purported performance of any of the obligations imposed on, or undertaken by, the Trustee under this Declaration of Trust, the Trustee will act as trustee and will not be the agent of all or any of the Unitholders or of any other Person.

7.18
Trustee's Standard of Care

        The Trustee will exercise its powers and carry out its obligations under this Declaration of Trust as Trustee honestly, in good faith and in the best interests of the Trust and the Unitholders and in connection therewith will exercise that degree of care, diligence and skill that a reasonable and prudent trustee would exercise in comparable circumstances. To the extent that the Trustee has delegated or subcontracted the performance of all or a part of its duties to the Administrative Agent under the Administration Agreement as contemplated by section 8.1, it will be deemed to have satisfied this standard of care. Unless otherwise required by law, the Trustee will not be required to give a bond, surety or security in any jurisdiction for the performance of any duties or obligations under this Declaration of Trust. The Trustee will not be required to devote its entire time to the Trust Activities. For greater certainty, the entering into of the agreements referred to in section 10.2 by the Trust and the performance by the Trust of its obligations under this Declaration of Trust and the agreements referred to in section 10.2 will be deemed to be in the best interests of the Trust and the Unitholders.

7.19
Apparent Authority

        No Person dealing with the Trustee or with any officer, employee, representative or agent of the Trustee will be bound to make any enquiry concerning the validity of any transaction purporting to be made by the Trustee or by such officer, employee, representative or agent or make enquiry concerning, or be liable for, the application of money or property paid, loaned or delivered to or on the order of the Trustee or of such officer, employee, representative or agent. Any Person dealing with the Trustee in respect of any matter pertaining to the Trust Assets and any right, title or interest in the Trust Assets will be entitled to rely on a certificate, statutory declaration or resolution executed or certified on behalf of the Trustee as to the capacity, power and authority of any officer, employee, representative, agent or any other Person to act for and on behalf and in the name of the Trust.

7.20
Executing Agreements

        The Trustee, by specific or general resolution, may appoint or authorize from time to time any one or more officers of the Trustee to sign on behalf of the Trust contracts, documents, certificates (including for Units), prospectuses, registration statements or other written instruments. Any signature of the Trustee, or officer authorized to sign on behalf of the Trustee, may be mechanically reproduced on all contracts, certificates, documents or instruments in writing or Units or other securities of the Trust executed or issued on behalf of the Trust. All contracts, certificates, documents or instruments in writing or Units or other securities of the Trust on which the signature of any of the Trustee or officers are so reproduced will be as valid as if they had been manually signed, even though the Trustee or officers whose signatures are reproduced may have ceased to hold such office at the date of delivery or issue of the contracts, certificates, documents or instruments in writing or Units or other securities of the Trust. This section will apply with necessary modification to the Administrative Agent.

7.21
Confidentiality

        While it is trustee under this Declaration of Trust and at any time after the Trustee resigns or is removed as trustee under this Declaration of Trust, the Trustee will treat as confidential all information obtained by it in its capacity as Trustee relating to the Trust, the Trust Activities and the activities or transactions contemplated or evidenced by the agreements, instruments and other documents referred to in section 10.2. If the Trustee receives a request or is or believes it is required by law, regulatory requirement or court order to disclose all or any part of such confidential information, the Trustee shall (a) immediately notify the Administrative Agent and TCPL of the existence, terms and circumstances surrounding the request or requirement, (b) consult with the Administrative Agent and TCPL on the advisability of taking legally available steps to resist or narrow the request or lawfully avoid the requirement, and (c) assist the Administrative Agent and TCPL, if requested, to take steps to contest such a request or requirement or seek a protective order or other appropriate remedy. If a request or requirement is not successfully contested, or a protective order or other remedy is not obtained, the Trustee may disclose to the Person requiring disclosure only that portion of the confidential information which the Trustee is advised by written opinion of counsel is legally required to be disclosed.

7.22
Third Party Interests

        Any account to be opened by, or interest to be held by, the Trustee in connection with this Declaration of Trust, is not intended to be used by or on behalf of any non-specified third party or beneficiary who is not known to the Trustee.

7.23
Right Not to Act

        The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on ten days written notice to the Unitholders and the Administrative Agent, provided that: (a) the Trustee's written notice shall describe the circumstances of such non-compliance; (b) if such circumstances are rectified to the Trustee's satisfaction within such ten day period, then such resignation shall not be effective, and (c) no such resignation will be effective until the appointment of a successor to the Trustee pursuant to section 7.4.

7.24
Merger, Consolidation and Amalgamation

        Any company into which the Trustee may be merged, consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Trustee is a party, or any company to which all or substantially all of its corporate trust business has been transferred, provided that the company resulting or continuing from such merger, consolidation or amalgamation or the transferee of the corporate trust business is a company incorporated under the laws of Canada or of a province or territory of Canada that is resident in Canada for purposes of the Tax Act and is registered or licensed under the laws of Ontario to carry on the business of a trust company, will automatically become a successor trustee under this Declaration of Trust without any further act or formality.

7.25
Vesting in Successor Trustee

        Any successor trustee will become vested with all the estates, properties, rights, powers, duties, responsibilities and trusts of its predecessors in the trusts under this Declaration of Trust as if it had been originally named as Trustee under this Declaration of Trust. On written request of the successor trustee and payment of all fees and expenses owing to the current trustee, the trustee ceasing to act will do, make, execute, deliver or cause to be done, made, executed or delivered all such acts, documents, deeds or other instruments and things as may be necessary or desirable in order to more effectually assign, transfer and deliver to, and vest in, the successor trustee, all the rights, powers and trusts of, and all property and money held by, the trustee so ceasing to act. The expense of any act, document, deed or other instrument or thing required under this section will be satisfied from the Trust Assets.

7.26
Records to be Kept

        The Trustee will keep or cause to be kept at the situs of administration of the Trust or at such other place designated by it, proper records and books of account as required by law or good business practice. Such books or records will be available for inspection by the Administrative Agent upon reasonable notice during the normal business hours of the Trustee.

7.27
Method of Keeping Records

        Where this Declaration of Trust requires the Trustee to cause a record to be kept, it may be kept in written form or by means of a mechanical, electronic or other device.

7.28
Performance in Canada

        The Trustee is and will continue at all times to be a resident of Canada for purposes of the Tax Act and will carry out its functions of managing the Trust in Canada and will exercise the main powers and discretions in respect of its duties as trustee of the Trust in Canada.

ARTICLE 8

DELEGATION

8.1
Delegation and Appointment of Administrative Agent

        The Trustee will have full power and authority, exercisable in its sole discretion, to appoint an administrative agent of and an advisor to (who may be the same Person) the Trust and to delegate all or any of the Trustee's responsibilities, powers, discretions and authorities under this Declaration of Trust. Pursuant to this power and authority, the Trustee hereby appoints the Administrative Agent and delegates to the Administrative Agent such of the responsibilities, powers, discretions and authorities imposed or conferred on the Trustee under this Declaration of Trust as are set out in the Administration Agreement. Subject to the Administration Agreement, the Administrative Agent will have full power and authority, exercisable in its sole discretion, to appoint third parties and to delegate all or any of its responsibilities, powers, discretions and authorities to third parties, at no additional cost to the Trust, where, in the discretion of the Administrative Agent, it would be in the best interest of the Trust to do so provided that the Administrative Agent will remain responsible. The appointment of any Administrative Agent by the Trustee will not require the approval of or ratification by the Unitholders or any other Person.

8.2
Relationship between Trustee, Administrative Agent and Unitholders

        The relationship between the Trustee and the Unitholders will be solely that which is set out in section 2.6. The Administrative Agent will be, and will act as, the agent of the Trustee for all purposes set out in the Administration Agreement. In the performance of their respective responsibilities, obligations, powers, discretions and authorities, neither the Trustee nor the Administrative Agent will be, nor will act as, the agent of the Unitholders or any of them. The relationship of the Unitholders among themselves will not be that of partners, joint venturers or members of a society, company or association.

 ARTICLE 9

THE ADMINISTRATIVE AGENT

9.1
Term of Administration Agreement

        The Administration Agreement has an initial term of 10 years and will be automatically renewed each year afterwards subject to the rights of the Administrative Agent and the Trustee set forth therein.

9.2
Appointment of Successor to Administrative Agent

        If the Administrative Agent is removed pursuant to the terms of the Administration Agreement, the Trustee will promptly appoint a successor administrative agent that is a resident of Canada under the Tax Act to carry out the activities of the Administrative Agent. No such removal will become effective until a successor Administrative Agent has assumed the responsibilities and obligations of the Administrative Agent under the Administration Agreement.

9.3
Payment of Remuneration and Expenses

        The fees and remuneration payable to the Administrative Agent with respect to the administration of the Trust, and the amounts for which the Administrative Agent is entitled to be reimbursed or indemnified, will be as set out in the Administration Agreement. The Administrative Agent will be responsible for all expenses incurred by it, other than those for which it is entitled to be reimbursed under the Administration Agreement and those payable or to be reimbursed out of the Trust Assets pursuant to this Declaration of Trust.

9.4
Limitation of Liability

        The Administrative Agent, its directors, officers, agents, representatives and employees will not be liable to the Trust or to any Unitholder for any insufficiency of income from, or any depreciation in the value of, any investments in or on which any of the money of or belonging to the Trust is invested, or by virtue of the acquisition, retention or disposition of any such investments, or for any loss or damage arising out of the act or omission of any Person with or by whom or in whose name any such investments are deposited or held, or for any loss or damage occasioned by any error in judgment on the part of the Administrative Agent with respect to such investments, or for any other loss or damage to the Trust Assets which may occur during, or in the course of, the performance of its obligations, responsibilities, powers, discretions or authorities under this Declaration of Trust or the Administration Agreement with respect to such investments, unless the particular loss, damage or expense is attributable to the gross negligence, wilful misconduct, dishonesty, bad faith or fraud of the Administrative Agent in the performance of such obligations, responsibilities, powers, discretions or authorities under this Declaration of Trust or the Administration Agreement or to the Administrative Agent's failure to perform such obligations, responsibilities, powers, discretions or authorities. In performing all other obligations, responsibilities, powers, discretions or authorities under this Declaration of Trust and the Administration Agreement, the Administrative Agent will act in accordance with the standard of care set out in section 2.16 of the Administration Agreement.

9.5
Indemnification of Administrative Agent

(a)
Except for costs, charges, expenses or liabilities for which the Administrative Agent's liability would not be limited by section 9.4 or the Administration Agreement, and subject to subsection (b), the Trust will indemnify and hold harmless the Administrative Agent and its directors, officers, employees, agents and representatives in respect of:

(i)
any liability and all costs, charges and expenses sustained or incurred in respect of any action, suit or proceeding that is or is proposed to be brought or commenced against the Administrative Agent or any such director, officer, agent, representative or employee, as the case may be, for or in respect of anything done or permitted to be done in respect of the execution of the obligations, responsibilities, powers, discretions and authorities of the Administrative Agent under this Declaration of Trust or the Administration Agreement; and

    (ii)
    all other costs, charges, taxes, penalties and interest in respect of unpaid taxes and all other expenses and liabilities sustained or incurred by the Administrative Agent in respect of the administration or termination of the Trust.

  (b)
  The Administrative Agent and its directors, officers, agents, representatives or employees will not be entitled to satisfy any right to indemnification or reimbursement under this Declaration of Trust, including this section, or otherwise existing under law, except out of the Trust Assets, and neither the Trustee, in its personal capacity, nor any Unitholder will be personally liable with respect to any claim for such indemnification or reimbursement, and in no event will this indemnity apply to expenses for which the Administrative Agent is responsible under the Administration Agreement.

9.6
Administrative Agent's Lien

        Subject to section 7.11, the Administrative Agent will have a charge and lien on the Trust Assets to enforce payment of all amounts to which it is entitled under this Declaration of Trust or the Administration Agreement and to enforce or satisfy its right to indemnification under section 9.5 or under the Administration Agreement. Any such amounts will be payable first out of the income of the Trust and, to the extent the income is insufficient, out of the capital of the Trust.

 ARTICLE 10

OBLIGATIONS AND POWERS OF THE TRUSTEE

10.1
General

        Subject to section 8.1, the Trustee will have the exclusive responsibility, power, discretion and authority to manage and administer the Trust Assets in accordance with this Declaration of Trust.

10.2
Powers of the Trustee

        Subject only to any express limitations on its powers and its right to delegate such powers in this Declaration of Trust, the Trustee, without the necessity of authorization by, and free from any power of control on the part of Unitholders, will have all of the powers of a natural person, including full, absolute and exclusive power, control and authority exercisable in its sole discretion over the Trust Assets and over the activities and affairs of the Trust, to the same extent as if the Trustee were the sole beneficial owner of the Trust Assets. By way of supplement to the provisions of any applicable law for the time being relating to trustees and in addition to any other provision of this Declaration of Trust for the relief of the Trustee, it is expressly declared that, except as otherwise provided in this Declaration of Trust and without limiting the foregoing, the Trustee will have the power:

  (a)
  to employ and contract with, for and on behalf of the Trust, managers, investment advisers, brokers, underwriters, agents, bankers, chartered accountants, legal counsel, notaries, officers, servants and other experts and advisors, that the Trustee in its sole discretion may determine to be necessary or advisable for the proper discharge of its duties under this Declaration of Trust;

  (b)
  to pay reasonable remuneration for all services performed for the Trust without taxation of any costs or fees of legal counsel, solicitor or attorney;

  (c)
  to execute and deliver any Clearing Agency Agreement;

  (d)
  to invest and reinvest any money from time to time forming part of the Trust Assets, even though any such investments may not be securities, property, assets, investments or instruments in which trustees are by law authorized to invest trust assets or are securities or instruments of the Trustee or direct or indirect Affiliates of the Trustee, to the extent that the Trustee will have the same full and unrestricted powers of investing and reinvesting in securities, property, assets, investments and instruments in all respects as if the Trustee were the beneficial owner, and for greater certainty, in so doing the Trustee is not restricted to, or required to consider, any specific investment criteria (whether statutory or otherwise), nor will the Trustee be required to diversify the investment of such assets;

  (e)
  to enter into leases, contracts, obligations and other agreements for a term extending beyond the term of office of the Trustee or beyond the possible termination of the Trust or for a lesser term;

  (f)
  to deposit funds of the Trust in banks, trust companies and other depositories (including in the Trustee and direct or indirect Affiliates of the Trustee), whether or not the deposits are interest-bearing, the funds to be subject to withdrawal on such terms and in such manner and by such Persons as the Trustee may determine;

  (g)
  to possess and exercise all the rights, powers and privileges appertaining to the ownership of or interest in any of the Trust Assets, including (1) the right to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, given to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action, and may include the exercise of discretionary power, (2) the right to exercise any conversion privilege, subscription right, warrant or other right or option available in connection with any property of the Trust created hereunder at any time held by it and to make any payments incidental thereto, (3) the right to consent to, or otherwise participate in or dissent from, the reorganization, consolidation, amalgamation, merger or readjustment of the finances of any Person, any of the securities of which may at any time be held by it or to the sale, mortgage or lease of the property of any such Person and (4) to do any act with reference to the foregoing, including the delegation of discretionary powers, the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may consider necessary or advisable in connection therewith;

  (h)
  to collect, sue for and receive all amounts of money due to the Trust; to initiate, intervene in, prosecute, join, defend, compromise, abandon or adjust, by legal proceedings, arbitration or otherwise, any actions, suits, proceedings, disputes, claims or demands relating to the Trust, the Trust Assets or the activities and affairs of the Trust; to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted; and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement of any such controversy;

  (i)
  to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Trust created under this Declaration of Trust;

  (j)
  to prescribe any instrument, certificate or notice provided for or contemplated by this Declaration of Trust; to make, adopt, amend or repeal regulations relating to the activities of the Trust, the conduct of its affairs and the rights or powers of the Trustee and of the Unitholders not inconsistent with law or with this Declaration of Trust; and to make any decisions, designations or determinations not contrary to this Declaration of Trust which it may determine are necessary or desirable in interpreting, applying or administering this Declaration of Trust or in administering, managing or operating the Trust (including the Trust Assets) and any regulations, decisions, designations or determinations so made will be conclusive and binding on all Persons including Unitholders affected thereby;

  (k)
  to borrow, raise funds (including by way of issuance of bankers acceptances) or incur indebtedness on behalf of the Trust from any financial institution, including the Trustee or the Administrative Agent, or any other Person and to provide a security interest to that financial institution or other Person in the Trust Assets to secure such borrowings or obligations;

  (l)
  to redeem, purchase for cancellation and exchange Trust Notes as contemplated in a Trust Indenture;

  (m)
  to pay the principal, interest, the redemption price, if any, and any other amounts due on the Trust Notes as contemplated in a Trust Indenture;

  (n)
  to determine the Net Distributable Funds as contemplated in section 5.1 and the Income of the Trust as contemplated in section 5.3;

  (o)
  to apply for and arrange for the listing and posting of any securities on The Toronto Stock Exchange, the New York Stock Exchange or such other exchange or market as the Trustee, in its sole discretion, may determine to be in the best interests of the Trust;

  (p)
  to sign any registration statement, prospectus or similar or related document offering the Trust Notes for sale, issue the Trust Notes required to be issued pursuant to any offering of such securities, issue Units to TCPL or its Affiliates, issue any other securities from time to time and obtain a rating or ratings in respect of any securities of the Trust from any rating agency or agencies that the Trustee, in its sole discretion, may determine;

  (q)
  to apply any funds from time to time forming all or part of the capital of the Trust Assets to the purchase from time to time of any investments from, or issued by, any Person, including any of the Unitholders, as the Trustee, in its sole judgment and discretion, determines will best fulfill the objectives of the Trust, at such price or prices as the Trustee, in its sole judgment and discretion, determines appropriate in the circumstances, whether such funds represent amounts paid by Unitholders on any subscription for Units, Noteholders or any subscription for Trust Notes or amounts representing the proceeds of the sale of investments;

  (r)
  to sell any investments forming all or part of the capital of the Trust Assets to any Person, including any of the Unitholders, as in the sole judgment and discretion of the Trustee will best fulfill the objectives of the Trust, at such times and for such consideration as the Trustee in its sole judgment and discretion deems to be appropriate in the circumstances;

  (s)
  to subscribe for and acquire debt obligations of TCPL or its Affiliates;

  (t)
  to make, execute, acknowledge and deliver any and all deeds, agreements, waivers, releases, documents of transfer and any and all other documents or instruments in writing necessary or proper for the accomplishment of any of the powers granted under this Declaration of Trust;

  (u)
  to exercise any rights, privileges, voting rights, options or authorities attached to or available in connection with any investments at any time forming part of the Trust Assets, and to make any payments incidental thereto;

  (v)
  to register in the name of the Trust or any nominee of the Trustee or in any other name any investments or other property comprising the Trust Assets with or without the addition of words indicating that they are held in a fiduciary capacity and to deposit any investments or other property or the certificates or documents of title thereto with such nominee at any place or places in Alberta, Ontario or in any other jurisdiction as the Trustee or such nominee, in its sole discretion, may determine;

  (w)
  to pay out of the Trust Assets or from borrowings all reasonable expenses of the Trust;

  (x)
  to determine all questions and matters of doubt which may arise in the course of the management, administration or distribution of the Trust Assets or Net Distributable Funds or on the termination of the Trust in accordance with Article 14;

  (y)
  to take any other action or to enter into any covenant or agreement that, in the sole judgment of the Trustee, is necessary, expedient or desirable for the protection of the Trust Assets or otherwise for the protection or enhancement of the interests of the Unitholders;

  (z)
  with respect to the Trust Notes, to enter into and, if entered into, terminate arrangements with any Clearing Agency for use of its depository, clearing and/or book-entry system;

  (aa)
  to enter into any arrangements or transactions with any Person, including a Unitholder or any Affiliate of a Unitholder, to manage risks arising from any funding mismatch so as to reduce the likelihood that a decline in the value of any investments will have an adverse impact on the ability of the Trust to pay the principal, interest, redemption price, if any, and any other amount payable under the terms of the Trust Notes;

  (bb)
  to enforce any obligation of the Unitholders to pay any instalments from time to time in respect of the Units in accordance with the Subscription Agreements as the Trustee, in its sole discretion, determines necessary or expedient;

  (cc)
  to indemnify or enter into agreements with respect to indemnification with any Person with whom the Trust deals to such extent as the Trustee, in its sole discretion, determines necessary or desirable;

  (dd)
  to prepare and file or issue, as applicable, disclosure documents of the Trust and any other documents, applications for relief, press releases and reports as may be required under applicable securities laws and rules issued by securities authorities;

  (ee)
  to enter into and perform its obligations (including taking any action it is entitled to take) and enforce the obligations of others under any agreement or instrument to which the Trust is a party, including each of the following:

  (i)
  this Declaration of Trust;

  (ii)
  the Administration Agreement;

  (iii)
  the Credit Agreements;

  (iv)
  the TCPL Sub Note Purchase Agreements;

  (v)
  any Trust Indenture;

  (vi)
  the Subscription Agreements;

  (vii)
  the Assignment and Set-Off Agreements;

  (viii)
  the Share Exchange Agreements; and

  (ix)
  any underwriting, agency, purchase or similar agreements in relation to the Trust Notes;

  (ff)
  make elections and determinations as the Trustee considers reasonable and appropriate pursuant to or as contemplated by the Tax Act or equivalent provincial legislation in order to facilitate the application of losses, deductions and credits in respect of Trust Assets and to prepare and file tax returns in respect thereof;

  (gg)
  to do all other such acts and things as are incidental to the foregoing; and to exercise all powers which are necessary or useful to carry on the activities of the Trust, to promote the purposes for which the Trust is formed and to carry out the provisions of this Declaration of Trust.

        The enumeration of any specific power or authority in this section will not be construed as limiting the general power or authority, or any other specific power or authority, conferred on the Trustee in this Declaration of Trust. Every discretion or power conferred on the Trustee will be an absolute and uncontrolled discretion or power.

10.3
Discretion is Absolute

        Except as is otherwise provided in this Declaration of Trust, the Trustee, as regards all the trusts, powers, authorities and discretions vested in it, will have absolute and uncontrolled discretion as to the exercise of those trusts, powers, authorities and discretions, whether in relation to the manner of or as to the mode of and time for the exercise of those trusts, powers, authorities and discretions.

10.4
Reliance on Opinions or Advice

        The Trustee may act and rely on the opinion or advice of or information obtained from any investment adviser, legal counsel, chartered accountant or other expert or advisor, whether obtained by the Trustee or otherwise, that the Trustee in its sole discretion may determine to be necessary or advisable for the proper discharge of its duties under this Declaration of Trust, but will not be bound to act upon such opinion or advice, provided the Trustee has acted in its capacity as Trustee in accordance with any applicable standard of care.

10.5
Banking Arrangements

        The banking business of the Trust may be transacted with any one or more chartered banks or trust companies in Canada or one or more other banks or financial institutions in the United States or their respective Affiliates, including Affiliates of the Trustee. All such banking business will be transacted by any one or more officers of the Trustee or any other Persons (including the Administrative Agent) as the Trustee or the Administrative Agent may designate, appoint or authorize from time to time and will include but not be limited to:

  (a)
  the execution of account operating documents;

  (b)
  the operation of the accounts of the Trust;

  (c)
  the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money on behalf of the Trust;

  (d)
  the giving of receipts for and orders relating to any property of the Trust;

  (e)
  the execution of any agreement relating to any such banking business and defining the rights and powers of the parties to that agreement; and

  (f)
  the authorizing of any officer of such financial institution to do any act or thing on the Trustee's behalf to facilitate such banking business.

10.6
Purchase of Trust Notes

        The Trustee may acquire and hold Trust Notes both in its own capacity (other than as Trustee) and its fiduciary capacity.

10.7
Defect in Appointment

        Despite anything to the contrary in this Declaration of Trust, no action taken by the Trustee will be invalid by reason only of any defect that is discovered in its appointment after the action has been taken.

ARTICLE 11

PAYMENT ARRANGEMENTS

11.1
Payments to Unitholders

        Except as otherwise provided in this Declaration of Trust, any payment required to be made to a Unitholder will be payable in United States or Canadian dollars by cheque, bank draft, wire payment or electronic funds transfer to the order of the registered Unitholder and may be mailed by ordinary mail to the last address appearing on the books of the Trust, but may also be payable in such other manner as the Unitholder has designated to the Trust and the Trust has accepted. In the case of joint Unitholders, any payment required to be made to a Unitholder will be deemed to be required to be made to such Unitholders jointly and will be payable by cheque, bank draft, wire payment or electronic funds transfer but may also be payable in such other manner as the joint Unitholders or any one of the joint Unitholders has designated to the Trust and the Trust has accepted. For greater certainty, a Unitholder or any one of the joint Unitholders may designate and the Trust may accept that any payment required to be made under this Declaration of Trust will be made by deposit to an account of such Unitholder or to a joint account of such Unitholder and any other Person or in the case of joint Unitholders to an account of joint Unitholders or to an account of any one of the joint Unitholders. A cheque or bank draft will be made payable to the order of all the joint Unitholders, and if more than one address appears on the register in respect of such joint holdings, the cheque or bank draft will be mailed to the first address so appearing. The mailing of the cheque or bank draft or payment in other acceptable manner will satisfy and discharge all liability of the Trustee and the Trust for the amount so required to be paid (plus any tax required to be deducted or withheld) unless the cheque or bank draft is not paid in full on presentation at Calgary, Alberta or at any other place where by its terms it is payable. If any such cheque or bank draft is not received by the Person to whom it was mailed, the Trustee, on proof of non-receipt and on satisfactory indemnity being given to it and to the Trust, will issue to the Person a replacement cheque or bank draft for a like amount.

11.2
Withholding Tax

        The Trust may deduct or withhold from any payment, distribution or delivery to any Unitholder amounts required or permitted by law to be deducted or withheld from such Unitholder's payment, distribution or delivery and will remit such amounts to the relevant tax authority in the manner and within the time and otherwise as required by law or administrative practice.

11.3
Receipt by Unitholder

        The receipt by the Unitholder of any payment mailed or paid in another acceptable manner in accordance with section 11.1, or withholding and remittance of amounts in accordance with section 11.2, will be a valid and binding discharge to the Trust and to the Trustee for any payment made in respect of the Units of which such Person is the Holder and if several Persons are registered as joint Unitholders or, in consequence of the death or bankruptcy of a Unitholder, one or several Persons are entitled so to be registered, receipt of payment by any one of them will be a valid and binding discharge to the Trust and to the Trustee for any such payment.

ARTICLE 12

AUDITORS OR ACCOUNTANTS

12.1
Auditors or Accountants

        Until changed by the Trustee at the direction of the Unitholders, the auditors (if an auditor is required) or accountants for the Trust will be KPMG LLP, Chartered Accountants, Licensed Public Accountants, Calgary, Alberta.

12.2
Auditors' or Accountants' Remuneration

        The Trustee, in consultation with the Administrative Agent, will fix the auditors' or accountants' remuneration from time to time and charge it as an expense to the Trust.

12.3
Financial Reporting to Unitholders and Noteholders

        Unless exempted under applicable law or by applicable securities authorities, the Trust will forward to each Unitholder and Noteholder the financial statements and other additional financial information required by any applicable statute or any applicable rules issued by securities authorities.

12.4
Fiscal Year

        The Trustee, in its discretion, may change the fiscal year and Taxation Year of the Trust. Until changed, the fiscal year and Taxation Year of the Trust will end at midnight on December 31 in each year.

12.5
Tax Returns, etc.

        The Trust will duly prepare and file, or will cause to be duly prepared and filed, on a timely basis and in prescribed form all tax returns, declarations, reports, information returns and statements with tax authorities and will duly prepare and deliver, or cause to be duly prepared and delivered, all information slips to Unitholders and holders of debt issued by the Trust that it is required by law to prepare and file or deliver, and pay at the time and in the manner required all taxes or instalments it is required to pay to the relevant tax authorities.

ARTICLE 13

AMENDMENTS

13.1
Automatic Amendment

        On the Trustee ceasing to be the Trustee of the Trust, this Declaration of Trust will be automatically amended to delete any reference to the name of the trustee so ceasing to be the trustee of the Trust and to substitute the name of the successor trustee of the Trust.

13.2
Amendments by Unitholders

        Subject to section 13.3, the Unitholders, by a written resolution of Holders of all Units, may authorize and direct the Trustee to execute an instrument supplemental to this Declaration of Trust to amend any term of this Declaration of Trust or to take or omit to take any action. Without limiting the foregoing, the Unitholders, by written resolution may approve, (i) subject to section 14.1, the termination of the Trust, (ii) the removal and replacement of the Trustee as provided in section 7.3, and (iii) the removal and replacement of the Administrative Agent as provided in the Administration Agreement.

13.3
Amendments by Trustee

        The Trustee, without the consent of Unitholders, may amend this Declaration of Trust for the purpose of:

  (a)
  making any additions to, deletions from or alterations of the terms of this Declaration of Trust or the Units, which, in the opinion of the Trustee, relying upon the opinion of Counsel, will not be prejudicial to the interests of the Holders or, in the opinion of counsel to the Trustee, are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to the Trust, the Trustee or TCPL, or any of their respective Affiliates or this Declaration of Trust;

  (b)
  making any changes as may be required, in the opinion of counsel to the Trustee, to conform with applicable law from time to time or that are necessary or desirable for the Trust to qualify for a particular status under, or as a result of change in, tax or other laws or the interpretation thereof; and

  (c)
  for any other purposes not inconsistent with the terms of this Declaration of Trust, including correcting or rectifying any ambiguity, defective provisions, errors, omissions or inconsistencies, provided that, in the opinion of counsel to the Trustee, the rights of the Trustee and the Unitholders will not be prejudiced by that amendment.

13.4
Supplemental Declarations of Trust

        The Trustee is authorized to execute any supplement to this Declaration of Trust to give effect to any amendments to this Declaration of Trust made pursuant to this Article.

ARTICLE 14

TERMINATION

14.1
Termination

        If any Trust Notes are outstanding and not held by any Person other than TCPL or any of its Affiliates, or if no Trust Notes are outstanding, with the approval of the Unitholders, the Trustee on a date specified by it (the "Termination Date") may terminate the Trust. The Trustee may not terminate the Trust if any Trust Notes are outstanding and held by any Person other than TCPL or any of its Affiliates. No approval of the Unitholders to the termination will be effective unless TCPL has satisfied the Trustee that the Trust has sufficient funds to pay to holders of Trust Notes the redemption price thereof and other amounts owing thereunder.

14.2
Procedure on Termination

        The Trust will give notice, either before or after the Termination Date, of the winding-up of the affairs and business of the Trust and such notice will designate the time or times on which Unitholders may surrender their Units for cancellation and the date at which the register of Units will be closed.

14.3
Provisions of the Trustee on Termination

        After the Termination Date, the Trustee will not carry on any activities in relation to the Trust except for the purpose of winding-up the affairs and business of the Trust and, for this purpose, the Trustee will continue to be vested with and may exercise all or any of the powers conferred on the Trustee under this Declaration of Trust.

14.4
Distribution of Trust Assets

        After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Trust, including the indebtedness and obligations of the Trust under the Trust Notes, any Trust Indenture and the Credit Agreements and any liability owed to the Trustee under this Declaration of Trust or to the Administrative Agent under the Administration Agreement, and providing for indemnity against any other outstanding liabilities and obligations, the Trustee will distribute the net Trust Assets to Unitholders, in the manner described in section 14.5. The Trustee, in its sole discretion, may determine the manner in which distributions will be made, including the time or times of any distribution and whether it is made in cash or in kind or partly in both. In the case of the final distribution of Trust Assets, Unitholders must surrender certificates representing their Units and will not be entitled to any final distribution except against delivery to the Trustee of such certificates and such form of releases as the Trustee, in its absolute discretion, may require. After all liabilities and obligations of the Trust have been paid, retired, discharged or satisfied to the satisfaction of the Trustee in its sole discretion, the Trust will be deemed to be terminated.

14.5
Units Rank Pari Passu

        Unitholders will rank pari passu in the distribution of the property of the Trust after the discharge of claims of creditors (if any) in the event of the termination of the Trust.

14.6
Determination of Value

        In addition to the powers of the Trustee specified in section 10.2, the value of the net Trust Assets for the purpose of any distribution to Unitholders on the termination of the Trust will be the fair value of those Trust Assets as determined in such manner as the Trustee, in its sole discretion, may determine. In so doing, the Trustee will be entitled to rely on the valuations, fairness opinions, price quotations or other similar professional opinions as to fair value, of the Administrative Agent or any other Person selected by the Trustee.

14.7
Further Notice to Unitholders

        If all Unitholders do not surrender their Units for cancellation after the time specified in the notice referred to in section 14.2, the Trust will give further notice to the remaining Unitholders to surrender their Units for cancellation and, if within 30 days after the further notice all the Units have not been surrendered for cancellation, such remaining Units will be deemed to be cancelled without prejudice to the rights of the Holders of such Units to receive their entitlement to the amounts referred to in section 14.4 and the Trust may either take appropriate steps, or appoint an agent to take appropriate steps, to contact such Unitholders (deducting all expenses incurred from the amounts to which such Unitholders are entitled) or, in the discretion of the Trustee, may pay such amounts into court.

14.8
Responsibility of Trustee During Winding-Up

        The Trust will be under no obligation to invest the proceeds of any sale of investments or other assets or cash forming part of the Trust Assets after the date of notice referred to in section 14.2 and, after such sale, the sole obligation of the Trustee under this Declaration of Trust will be to hold such proceeds in trust for distribution under section 14.4.

14.9
Survival

        Notwithstanding any other provision of this Declaration of Trust, sections 7.10 and 9.5 will survive the termination of the Trust and any removal or resignation of the Trustee or the Administrative Agent, as the case may be.

ARTICLE 15

NOTICES

15.1
Notice to Unitholders

        Any notice, communication or document required or permitted to be given under this Declaration of Trust to Unitholders or with respect to the Units will be valid and effective if that notice, communication or document is delivered personally to, or, subject to section 15.3, sent by first class mail, postage prepaid, addressed to Unitholders at their last addresses appearing in the register or to any electronic mailing address provided in writing to the Trust by a Unitholder. Any notice, communication or document so delivered or sent by mail will be deemed to have been given on the day on which it is delivered or mailed, as the case may be. Any accidental error, omission or failure in giving or in delivering or mailing any such notice, communication or document or the non-receipt of any such notice, communication or document by any one or more Unitholders will not invalidate or otherwise prejudicially affect any action or proceeding founded on that notice, communication or document.

15.2
Notice to the Trustee

        Any notice, communication or document to be given to the Trustee under this Declaration of Trust will be valid and effective if delivered personally to, or, subject to section 15.3, sent by registered mail, postage prepaid, addressed to, the Trustee, Valiant Trust Company at 310, 606 4th St. S.W, Calgary, Alberta, T2P 1T1, Attention: Senior Manager, Corporate Trust, with a copy to TransCanada PipeLines Limited, as Administrative Agent, at 450 – 1st Street S.W., Calgary, Alberta, T2P 5H1, Attention: Corporate Secretary, Facsimile: (403) 920-2467. It will be deemed to have been given on the date of delivery or on the third Business Day after it has been mailed, as the case may be. The Trustee may from time to time notify the Unitholders of a change of address, which, until changed by further notice, will be the address of the Trustee for all purposes of this Declaration of Trust.

15.3
Mail Service Interruption

        If the Trust determines that mail service is or is threatened to be interrupted at the time when the Trustee is required or elects to give any notice, communication or document to the Unitholders by first class mail, the Trust may give that notice, communication or document by means of publication in at least one newspaper of general circulation in Canada or in any other newspaper or newspapers, and any notice, communication or document so published will be deemed to have been given by first class mail on the date on which publication first takes place. If by reason of any actual or threatened interruption of mail service due to a strike, lock-out or otherwise any notice to be given to the Trust would be unlikely to reach its destination in a timely manner, that notice will be valid and effective only if delivered personally in accordance with section 15.2.

ARTICLE 16

POWER TO CHANGE GOVERNING LAW

16.1
General

        Notwithstanding anything in this Declaration of Trust, the Trustee at any time and from time to time during the existence of the trust created by this Declaration of Trust, by supplement to this Declaration of Trust, may declare that, from the date of such declaration, the Trust will take effect in accordance with the law of some other province of Canada (not being a province under the law of which this Trust would not be irrevocable) and that the forum for the administration of the Trust will then be the courts of that province. As from the date of such declaration, the law of the province will be the law applicable to the Trust and the courts of that province will be the forum for the administration of the Trust but subject to the powers conferred by this section and until any further declaration is made under this section. The Trustee will not exercise its right under this section without first taking advice as to the implications associated with the exercise of this right, including any tax implications.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Trustee has caused this Declaration of Trust to be executed by its duly authorized officers as of September 16th, 2014.

Valiant Trust Company as trustee of TRANSCANADA TRUST, with no personal liability; liability limited to the Trust Assets

By:	/s/ DAN SANDER
	Name:	Dan Sander
	Title:	Director, Trust Services

By:	/s/ TARA BOUCHARD
	Name:	Tara Bouchard
	Title:	Senior Manager, Corporate Actions

[Signature page to Declaration of Trust]

 SCHEDULE A

CERTIFICATE NO. [    •    ]

NUMBER OF VOTING TRUST UNITS: [    •    ]

TRANSCANADA TRUST
(a trust established under the laws of Ontario)

VOTING TRUST UNITS—CERTIFICATE

        THE VOTING TRUST UNITS TO WHICH THIS INSTRUMENT RELATES (i) ARE NOT "DEPOSITS" WITHIN THE MEANING OF THE CANADA DEPOSIT INSURANCE CORPORATION ACT AND ARE NOT INSURED PURSUANT TO THAT ACT OR SIMILAR LEGISLATION AND (ii) DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, TRANSCANADA CORPORATION, TRANSCANADA PIPELINES LIMITED, VALIANT TRUST COMPANY, OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES.

        This Voting Trust Units certificate certifies that                                                                           is the registered holder (the "Registered Holder") of the number of Voting Trust Units set forth above.

        Each of the Voting Trust Units evidenced by this certificate is one of a duly authorized issue of Voting Trust Units of TransCanada Trust (the "Trust") designated as "Voting Trust Units" issued under a Declaration of Trust dated as of September 16th, 2014 by Valiant Trust Company (the "Trustee"), as it may be amended, restated or supplemented from time to time (the "Declaration of Trust"), the terms and conditions of which are incorporated in this certificate by reference, all to the same effect as if the provisions of the Declaration of Trust were set forth in this certificate, to all of which provisions the Registered Holder of this certificate, by acceptance of this certificate, assents. Reference is hereby made to the Declaration of Trust for a description of the rights, limitation of rights, obligations, duties and immunities under the Declaration of Trust of the Trust, the Trustee and the Registered Holder. If there is any inconsistency between this certificate and the Declaration of Trust, the Declaration of Trust will prevail. All capitalized terms used in this certificate without definition have the meanings given to them in the Declaration of Trust.

        The Registered Holder is entitled to distributions on Distribution Dates in the amounts and subject to the restrictions set out in the Declaration of Trust. The Registered Holder is also entitled to a distribution from the Trust Assets in the manner set out in the Declaration of Trust on termination of the Trust. This certificate and all Voting Trust Units evidenced by this certificate will be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable in Ontario.

        The obligations under this certificate are not binding on the Trustee except in its capacity as Trustee, nor will resort be had to the property of the Trustee except in its capacity as Trustee, but the Trust Assets only will be bound.

        Entry of the transfer of the Voting Trust Units represented by this certificate may be made in the books of the Trust only on surrender of this certificate with a duly executed transfer form endorsed on or delivered with it.

        IN WITNESS WHEREOF, Valiant Trust Company, in its capacity as Trustee of the Trust, has caused this Voting Trust Units certificate to be signed by its duly authorized officers.

DATED:

[Valiant Trust Company, in its capacity as Trustee of TRANSCANADA TRUST] [TransCanada PipeLines Limited, as administrative agent on behalf of TRANSCANADA TRUST]

By:
Name:
Title:

By:
Name:
Title:

 FORM OF TRANSFER

Valiant Trust Company
310, 606 4th St. S.W, Calgary, Alberta, T2P 1T1

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address)

the Voting Trust Units of TransCanada Trust represented by this Voting Trust Units Certificate and hereby irrevocably constitutes and appoints                                      as its attorney with full power of substitution to transfer the said securities on the appropriate register of TransCanada Trust.

DATED this                          day of                                     , 20            .

(Signature of Transferor)
(Name of Transferor)

QuickLinks

  Exhibit 4.6
DECLARATION OF TRUST
ARTICLE 1 INTERPRETATION
ARTICLE 2 THE TRUST
ARTICLE 3 DESCRIPTION, CREATION AND ISSUE OF UNITS
ARTICLE 4 MISCELLANEOUS REDEMPTION AND EXCHANGE
ARTICLE 5 DISTRIBUTIONS TO UNITHOLDERS
ARTICLE 6 UNITHOLDERS
ARTICLE 7 THE TRUSTEE
ARTICLE 8 DELEGATION
ARTICLE 9 THE ADMINISTRATIVE AGENT
ARTICLE 10 OBLIGATIONS AND POWERS OF THE TRUSTEE
ARTICLE 11 PAYMENT ARRANGEMENTS
ARTICLE 12 AUDITORS OR ACCOUNTANTS
ARTICLE 13 AMENDMENTS
ARTICLE 14 TERMINATION
ARTICLE 15 NOTICES
ARTICLE 16 POWER TO CHANGE GOVERNING LAW
SCHEDULE A
TRANSCANADA TRUST (a trust established under the laws of Ontario) VOTING TRUST UNITS—CERTIFICATE
FORM OF TRANSFER